Exhibit 99.2 Second Quarter 2025 Earnings Results Presentation July 16, 2025

Results Snapshot

Goldman Sachs

> "Our strong results for the quarter reflected healthy client activity levels across our businesses, our differentiated franchise positions and the talent and commitment of our people. At this time, the economy and markets are generally responding positively to the evolving policy environment. But as developments rarely unfold in a straight line, we remain very focused on risk management. Given the strategic decisions and investments we've made, we continue to believe that the firm is well positioned to perform for our shareholders."
>
> — **David Solomon**, *Chairman and Chief Executive Officer*

Net Revenues	
2Q25	$14.58 billion
2Q25 YTD	$29.65 billion

Net Earnings	
2Q25	$3.72 billion
2Q25 YTD	$8.46 billion

EPS	
2Q25	$10.91
2Q25 YTD	$25.07

Annualized ROE[1]	
2Q25	12.8%
2Q25 YTD	14.8%

Annualized ROTE[1]	
2Q25	13.6%
2Q25 YTD	15.8%

Book Value Per Share	
2Q25	$349.74
YTD Growth	3.9%

Quarterly Highlights

#1 in announced and completed M&A;
#2 in equity & equity-related, high-yield debt and leveraged loan offerings[2]

Record Equities net revenues and strong Advisory net revenues;
Record financing net revenues in both Equities and FICC

Record AUS[3] of $3.29 trillion;
30th consecutive quarter of long-term fee-based net inflows

Increased quarterly dividend by 33% to $4.00 per common share in 3Q25

Selected Items[4]

$ in millions, except per share amounts	2Q25	2Q25 YTD
Pre-tax earnings:		
AWM historical principal investments[5]	$ (136)	$ (196)
General Motors (GM) Card / Seller financing	(1)	(35)
Total impact to pre-tax earnings	$ (137)	$ (231)
Impact to net earnings	$ (104)	$ (184)
Impact to EPS	$ (0.33)	$ (0.57)
Impact to ROE	(0.4)pp	(0.4)pp

1

Financial Overview

Financial Results

$ in millions, except per share amounts	2Q25	vs. 1Q25	vs. 2Q24	2Q25 YTD	vs. 2Q24 YTD
Global Banking & Markets	$ 10,120	(5)%	24%	$ 20,827	16%
Asset & Wealth Management	3,778	3%	(3)%	7,457	(3)%
Platform Solutions	685	1%	2%	1,361	–
Net revenues	**14,583**	(3)%	15%	**29,645**	10%
Provision for credit losses	384	34%	36%	671	12%
Operating expenses	9,241	1%	8%	18,369	7%
Pre-tax earnings	**$ 4,958**	(12)%	27%	**$ 10,605**	16%
Net earnings	$ 3,723	(21)%	22%	$ 8,461	18%
Net earnings to common	**$ 3,473**	(24)%	20%	**$ 8,056**	18%
Diluted EPS	**$ 10.91**	(23)%	27%	**$ 25.07**	24%
ROE[1]	**12.8%**	(4.1)pp	1.9pp	**14.8%**	2.0pp
ROTE[1]	**13.6%**	(4.4)pp	2.0pp	**15.8%**	2.0pp
Efficiency Ratio[3]	**63.4%**	2.8pp	(3.6)pp	**62.0%**	(1.8)pp

Financial Overview Highlights

- 2Q25 results included EPS of $10.91 and ROE of 12.8%
  - 2Q25 net revenues were higher YoY, reflecting significantly higher net revenues in Global Banking & Markets, partially offset by slightly lower net revenues in Asset & Wealth Management
  - 2Q25 provision for credit losses of $384 million primarily reflected net charge-offs related to the credit card portfolio and growth in the credit card and wholesale portfolios
  - 2Q25 operating expenses were higher YoY, primarily reflecting higher compensation and benefits expenses (reflecting improved operating performance) and higher transaction based expenses, partially offset by lower net provisions for litigation and regulatory proceedings

Net Revenues by Segment ($ in millions)



$14,583
$15,062
$12,731
$10,120
$10,707
$8,184
$3,778
$3,679
$3,878
$685
$676
$669
2Q25
1Q25
2Q24
Global Banking & Markets
Asset & Wealth Management
Platform Solutions

2

Global Banking & Markets

Financial Results

$ in millions	2Q25	vs. 1Q25	vs. 2Q24	2Q25 YTD	vs. 2Q24 YTD
Investment banking fees	$ 2,191	14%	26%	$ 4,105	8%
FICC	3,467	(21)%	9%	7,871	5%
Equities	4,301	3%	36%	8,493	31%
Other	161	(18)%	58%	358	214%
Net revenues	10,120	(5)%	24%	20,827	16%
Provision for credit losses	179	175%	N.M.	244	495%
Operating expenses	5,771	(1)%	14%	11,579	13%
Pre-tax earnings	$ 4,170	(14)%	32%	$ 9,004	18%
Net earnings	$ 3,128	(23)%	27%	$ 7,184	20%
Net earnings to common	$ 2,933	(25)%	25%	$ 6,869	20%
Average common equity	$ 78,237	–	3%	$ 78,071	4%
Return on average common equity	15.0%	(5.2)pp	2.7pp	17.6%	2.4pp

Global Banking & Markets Highlights

- 2Q25 net revenues were significantly higher YoY
  - — Investment banking fees reflected significantly higher net revenues in Advisory, partially offset by slightly lower net revenues in Debt underwriting
  - — FICC reflected significantly higher net revenues in financing and slightly higher net revenues in intermediation
  - — Equities reflected significantly higher net revenues in intermediation and financing
- Investment banking fees backlog[3] increased QoQ, driven by an increase in Advisory
- 2Q25 select data[3]:
  - — Total assets of $1.52 trillion
  - — Loan balance of $148 billion
  - — Net interest income of $1.54 billion

Global Banking & Markets Net Revenues ($ in millions)



$10,120
$2,191
$3,467
$4,301
$161
$10,707
$1,914
$4,404
$4,192
$197
$8,184
$1,733
$3,180
$3,169
$102
2Q25
1Q25
2Q24
Investment banking fees
FICC
Equities
Other

3

Global Banking & Markets – Net Revenues

Net Revenues

$ in millions	2Q25	vs. 1Q25	vs. 2Q24	2Q25 YTD	vs. 2Q24 YTD
Advisory	$ 1,174	48%	71%	$ 1,966	16%
Equity underwriting	428	16%	1%	798	1%
Debt underwriting	589	(22)%	(5)%	1,341	2%
Investment banking fees	2,191	14%	26%	4,105	8%
FICC intermediation	2,423	(29)%	4%	5,813	–
FICC financing	1,044	3%	23%	2,058	21%
FICC	3,467	(21)%	9%	7,871	5%
Equities intermediation	2,595	2%	45%	5,142	36%
Equities financing	1,706	4%	23%	3,351	24%
Equities	4,301	3%	36%	8,493	31%
Other	161	(18)%	58%	358	214%
Net revenues	$ 10,120	(5)%	24%	$ 20,827	16%

Global Banking & Markets Net Revenues Highlights

- 2Q25 Investment banking fees were significantly higher YoY
  - Advisory reflected strength in the Americas and EMEA
  - Equity underwriting was essentially unchanged
  - Debt underwriting reflected a decrease in leveraged finance activity
- 2Q25 FICC net revenues were higher YoY
  - FICC intermediation reflected significantly higher net revenues in currencies, higher net revenues in credit products and slightly higher net revenues in interest rate products, largely offset by significantly lower net revenues in both mortgages and commodities
  - Record FICC financing primarily reflected significantly higher net revenues from mortgages and structured lending
- 2Q25 Equities net revenues were a record and significantly higher YoY
  - Equities intermediation reflected significantly higher net revenues in both cash products and derivatives
  - Record Equities financing primarily reflected significantly higher net revenues in portfolio financing
- 2Q25 Other net revenues YoY primarily reflected higher net gains from direct investments

4

Asset & Wealth Management

Financial Results

$ in millions	2Q25	vs. 1Q25	vs. 2Q24	2Q25 YTD	vs. 2Q24 YTD
Management and other fees:					
Asset management	$ 1,213	2%	10%	$ 2,404	9%
Wealth management	1,592	5%	11%	3,104	12%
Total Management and other fees	2,805	4%	11%	5,508	10%
Incentive fees	102	(21)%	122%	231	72%
Private banking and lending	789	9%	12%	1,514	9%
Equity investments	(1)	80%	N.M.	(6)	N.M.
Debt investments	83	(35)%	(72)%	210	(67)%
Net revenues	3,778	3%	(3)%	7,457	(3)%
Provision for credit losses	(102)	N.M.	(76)%	(83)	(4)%
Operating expenses	3,035	6%	–	5,907	(1)%
Pre-tax earnings	$ 845	7%	(6)%	$ 1,633	(8)%
Net earnings	$ 642	(3)%	(8)%	$ 1,303	(6)%
Net earnings to common	$ 596	(6)%	(11)%	$ 1,227	(7)%
Average common equity	$ 26,046	–	–	$ 26,087	–
Return on average common equity	9.2%	(0.5)pp	(1.1)pp	9.4%	(0.7)pp

Asset & Wealth Management Highlights

- 2Q25 net revenues were slightly lower YoY
  - Management and other fees primarily reflected the impact of higher average AUS
  - Incentive fees were primarily driven by harvesting
  - Private banking and lending net revenues primarily reflected higher net interest income from lending
  - Equity investments reflected significantly lower net gains from investments in private equities
  - Debt investments reflected significantly lower net interest income due to a reduction in the debt investments balance sheet and net losses from hedges compared with net gains in 2Q24
- 2Q25 YTD pre-tax margin of 22% and ROE of 9.4% (both including an approximate 3pp reduction from historical principal investments[5])
- 2Q25 select data[3]:
  - Total assets of $199 billion
  - Loan balance of $50 billion, of which $42 billion related to Private banking and lending
  - Net interest income of $786 million
  - Total Wealth management client assets[6] of ~$1.7 trillion

Asset & Wealth Management Net Revenues ($ in millions)



$3,778
$2,805
$102
$789
$(1)
$83
$3,679
$2,703
$129
$725
$(5)
$127
$3,878
$2,536
$46
$707
$292
$297
2Q25
1Q25
2Q24
Management and other fees
Incentive fees
Private banking and lending
Equity investments
Debt investments

5

Asset & Wealth Management – Assets Under Supervision

AUS Highlights[3]

- During the quarter, AUS increased $120 billion to a record $3.29 trillion
  - Net market appreciation primarily in equity and fixed income assets
  - Net inflows in alternative investments and equity assets
  - Net outflows in liquidity products
- Total AUS net inflows of $5 billion during the quarter, of which:
  - $5 billion of net inflows in Institutional client channel
  - $3 billion of net inflows in Wealth management client channel
  - $3 billion of net outflows in Third-party distributed client channel

AUS Rollforward[3]

$ in billions	2Q25	1Q25	2Q24
Beginning balance	$ 3,173	$ 3,137	$ 2,848
Long-term AUS net inflows / (outflows)	17	29	31
Liquidity products	(12)	(5)	40
Total AUS net inflows / (outflows)	5	24	71
Net market appreciation / (depreciation)	115	12	15
Ending balance	$ 3,293	$ 3,173	$ 2,934

AUS by Asset Class[3]

$ in billions	2Q25	1Q25	2Q24
Alternative investments	$ 355	$ 341	$ 314
Equity	857	771	735
Fixed income	1,253	1,221	1,147
Long-term AUS	2,465	2,333	2,196
Liquidity products	828	840	738
Total AUS	$ 3,293	$ 3,173	$ 2,934

AUS by Client Channel[3]

$ in billions	2Q25	1Q25	2Q24
Institutional	$ 1,140	$ 1,095	$ 1,063
Wealth management	1,003	952	865
Third-party distributed	1,150	1,126	1,006
Total AUS	$ 3,293	$ 3,173	$ 2,934

2Q25 AUS by Region and Vehicle[3]


Region
70%
23%
7%
Americas
EMEA
Asia


Vehicle
54%
31%
15%
Separate accounts
Public funds
Private funds and other

6

Asset & Wealth Management – Alternative Investments

Alternative Investments Highlights[3]

- 2Q25 Management and other fees from alternative investments were $589 million, up 7% compared with 2Q24
- During the quarter, alternative investments AUS increased $14 billion to $355 billion
- 2Q25 gross third-party alternatives fundraising across strategies was $18 billion, including:
  - $7 billion in corporate equity, $6 billion in credit, $1 billion in real estate and $4 billion in hedge funds and other
  - $360 billion raised since the end of 2019
- During the quarter, on-balance sheet alternative investments increased by $0.1 billion to $35.3 billion
  - Historical principal investments[5] declined by $0.8 billion to $8.0 billion (attributed equity of $3.5 billion) and included $1.4 billion of loans, $2.1 billion of debt securities, $3.3 billion of equity securities and $1.2 billion of CIE investments

Alternative Investments AUS and Effective Fees[3]

	2Q25	
$ in billions	Average AUS	Effective Fees (bps)
Corporate equity	$ 134	75
Credit	67	72
Real estate	30	57
Hedge funds and other	78	59
Funds and discretionary accounts	309	68
Advisory accounts	38	18
Total alternative investments AUS	**$ 347**	**62**

On-Balance Sheet Alternative Investments[3]

$ in billions	2Q25
Loans	$ 8.2
Debt securities	8.7
Equity securities	13.5
Other[7]	4.9
Total On-B/S alternative investments	**$ 35.3**

$ in billions	2Q25
Client co-invest	$ 18.7
Firmwide initiatives / CRA investments	8.6
Historical principal investments[5]	8.0
Total On-B/S alternative investments	**$ 35.3**

Historical Principal Investments Rollforward

$ in billions	2Q25
Beginning balance	$ 8.8
Additions	0.1
Dispositions / paydowns[8]	(0.9)
Net mark-ups / (mark-downs)	–
Net change	$ (0.8)
Ending balance	**$ 8.0**

7

Platform Solutions Financial Results Platform Solutions Highlights vs.n 2Q25 net revenues were slightly higher YoY vs. vs. 2Q25 2Q24 n 2Q25 provision for credit losses of $307 million reflected net charge-offs and growth related to the $ in millions 2Q25 1Q25 2Q24 YTD YTD credit card portfolio 3 $ 623 2% 4% $ 1,234 1% Consumer platformsn 2Q25 select data : — Total assets of $61 billion 62 (5)% (11)% 127 (15)% Transaction banking and other — Loan balance of $19 billion — Net interest income of $781 million Net revenues 685 1% 2% 1,361 – 307 51% (22)% 510 (20)% Provision for credit losses 435 (3)% 3% 883 (11)% Operating expenses Pre-tax earnings / (loss) $ (57) N.M. 61% $ (32) 88% Platform Solutions Net Revenues ($ in millions) Net earnings / (loss) $ (47) N.M. 59% $ (26) 87% Net earnings / (loss) to common $ (56) N.M. 53% $ (40) 82% $685 $676 $669 Average common equity $ 4,413 (2)% 2% $ 4,462 (2)% Consumer platforms Return on average common equity (5.1)% (6.5)pp 5.9pp (1.8)% 7.8pp Transaction $623 $611 $599 banking and other $62 $65 $70 2Q25 1Q25 2Q24 8

Loans and Net Interest Income

Loans and Net Interest Income Highlights[3]

- 2Q25 loans increased QoQ
  - Gross loans by type: $211 billion - amortized cost, $6 billion - fair value, $5 billion - held for sale
  - Average loans of $215 billion
  - Total allowance for loan losses and losses on lending commitments was $5.29 billion ($4.54 billion for funded loans)
    - $2.82 billion for wholesale loans, $2.47 billion for consumer loans
- Net charge-offs of $290 million for an annualized net charge-off rate of 0.6%
  - 0.0% for wholesale loans, 6.1% for consumer loans
- Net interest income for 2Q25 was $3.10 billion, 56% higher YoY reflecting a decrease in funding costs
  - 2Q25 average interest-earning assets of $1.65 trillion

Loans by Segment[3] ($ in billions)



$217
$210
$184
$148
$143
$123
$50
$49
$44
$19
$18
$17
2Q25
1Q25
2Q24
Global Banking & Markets
Asset & Wealth Management
Platform Solutions

Loans by Type[3]

$ in billions	2Q25	1Q25	2Q24
Corporate	$ 33	$ 32	$ 35
Commercial real estate	33	32	27
Residential real estate	29	28	24
Securities-based lending	18	18	15
Other collateralized lending	86	82	67
Credit cards	21	21	19
Other	2	2	2
Allowance for loan losses	(5)	(5)	(5)
Total loans	$ 217	$ 210	$ 184

Metrics

2.1% ALLL to Total Gross Loans, at Amortized Cost

1.1% ALLL to Gross Wholesale Loans, at Amortized Cost

12.8% ALLL to Gross Consumer Loans, at Amortized Cost

~85% Gross Loans Secured

9

Expenses Financial Results Expense Highlights n 2Q25 total operating expenses were higher YoY vs. vs. vs. 2Q25 2Q24 — Compensation and benefits expenses were higher (reflecting improved operating 2Q25 1Q25 2Q24 YTD YTD $ in millions performance) — Non-compensation expenses were higher, reflecting: Compensation and benefits $ 4,685 (4)% 10% $ 9,561 8% o Higher transaction based expenses Transaction based 1,955 6% 18% 3,805 21% o Partially offset by lower net provisions for litigation and regulatory proceedings (included in other expenses) Market development 167 7% 9% 323 6% n 2Q25 YTD effective income tax rate was 20.2%, up from 16.1% for 1Q25, primarily due to a decrease in the impact of tax benefits on the settlement of employee share-based awards Communications and technology 530 5% 6% 1,036 7% 618 22% (4)% 1,124 (12)% Depreciation and amortization 3 Occupancy 234 – (4)% 467 (5)% Efficiency Ratio 63.8% Professional fees 440 4% 12% 864 11% 62.0% Other expenses 612 6% (13)% 1,189 (15)% Total operating expenses $ 9,241 1% 8% $ 18,369 7% 1,235 36% 41% $ 2,144 8% Provision for taxes $ Effective Tax Rate 20.2% (1.4)pp 2Q25 YTD 2Q24 YTD 10

Capital and Balance Sheet

Capital and Balance Sheet Highlights[3]

- Both Standardized and Advanced CET1 capital ratios decreased QoQ, primarily reflecting an increase in credit RWAs
- SLR decreased QoQ, primarily reflecting an increase in on-balance sheet assets
- Returned $3.96 billion of capital to common shareholders during the quarter
  - 5.3 million common shares repurchased for a total cost of $3.00 billion
  - $957 million of common stock dividends
- Increased the quarterly dividend from $3.00 to $4.00 per common share in 3Q25
- Deposits of $466 billion consisted of consumer $196 billion, private bank $94 billion, transaction banking $62 billion, brokered CDs $44 billion, deposit sweep programs $37 billion and other $33 billion
- BVPS increased 1.6% QoQ, driven by net earnings

Selected Balance Sheet Data[3]

$ in billions	2Q25	1Q25	4Q24
Total assets	**$ 1,785**	$ 1,766	$ 1,676
Deposits	**$ 466**	$ 471	$ 433
Unsecured long-term borrowings	**$ 280**	$ 263	$ 243
Shareholders' equity	**$ 124**	$ 124	$ 122
Average GCLA	**$ 462**	$ 441	$ 422

Capital[3,9]

	2Q25	1Q25	4Q24
Standardized CET1 capital ratio	**14.5%**	14.8%	15.0%
Advanced CET1 capital ratio	**15.3%**	15.5%	15.3%
Supplementary leverage ratio (SLR)	**5.3%**	5.5%	5.5%

Book Value

In millions, except per share amounts	2Q25	1Q25	4Q24
Basic shares[3]	**311.5**	317.1	322.9
Book value per common share	**$ 349.74**	$ 344.20	$ 336.77
Tangible book value per common share[1]	**$ 327.78**	$ 322.95	$ 316.02

11

Cautionary Note Regarding Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts or statements of current conditions, but instead represent only the firm’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the firm’s control. It is possible that the firm’s actual results, financial condition and liquidity may differ, possibly materially, from the anticipated results, financial condition and liquidity in these forward-looking statements. For information about some of the risks and important factors that could affect the firm’s future results, financial condition and liquidity and the forward-looking statements below, see “Risk Factors” in Part I, Item 1A of the firm’s Annual Report on Form 10-K for the year ended December 31, 2024. Information regarding the firm’s assets under supervision, capital ratios, risk-weighted assets, supplementary leverage ratio, balance sheet data and global core liquid assets (GCLA) consists of preliminary estimates. These estimates are forward-looking statements and are subject to change, possibly materially, as the firm completes its financial statements. Statements regarding (i) forward catalysts, estimated GDP growth or contraction, interest rate and inflation trends and volatility, (ii) the timing, profitability, benefits and other prospective aspects of business initiatives and the achievability of targets and goals, (iii) the firm’s expense savings, productivity (including the opportunities presented by artificial intelligence (AI)) and strategic location initiatives, (iv) the future state of the firm’s liquidity and regulatory capital ratios (including the firm’s stress capital buffer (SCB) requirement and G-SIB buffer, and the potential impact of changes to U.S. regulatory capital rules), (v) the firm’s prospective capital distributions (including dividends and repurchases), (vi) the firm’s future effective income tax rate, (vii) the firm’s Investment banking fees backlog and future results, (viii) the firm’s planned 2025 benchmark debt issuances, and (ix) the firm’s ability to sell, and the terms of any proposed or pending sale of, Asset & Wealth Management historical principal investments, and the firm’s ability to transition the GM credit card program are forward-looking statements. Statements regarding forward catalysts are subject to the risk that the actual operating environment may differ, possibly materially, due to, among other things, changes or the absence of changes in general economic and market conditions, CEO confidence, sponsor activity, productivity gains, and the regulatory backdrop. Statements regarding estimated GDP growth or contraction, interest rate and inflation trends and volatility are subject to the risk that actual GDP growth or contraction, interest rate and inflation trends and volatility may differ, possibly materially, due to, among other things, changes in general economic conditions and monetary, fiscal and trade policy, including tariffs. Statements about the timing, profitability, benefits and other prospective aspects of business, expense savings and productivity (including the opportunities presented by AI) and the achievability of targets and goals are based on the firm’s current expectations regarding the firm’s ability to effectively implement these initiatives and achieve these targets and goals and may change, possibly materially, from what is currently expected. Statements about the future state of the firm’s liquidity and regulatory capital ratios (including the firm’s SCB requirement and G-SIB buffer), as well as its prospective capital distributions (including dividends and repurchases), are subject to the risk that the firm’s actual liquidity, regulatory capital ratios and capital distributions may differ, possibly materially, from what is currently expected, including due to, among other things, the results of supervisory stress tests, the finalization of the outstanding proposal on SCB averaging and other potential future changes to regulatory capital rules, which may not be what the firm expects. Statements about the firm’s future effective income tax rate are subject to the risk that the firm’s future effective income tax rate may differ from the anticipated rate indicated, possibly materially, due to, among other things, changes in the tax rates applicable to the firm, the firm’s earnings mix or profitability, the entities in which the firm generates profits and the assumptions made in forecasting the firm’s expected tax rate, and potential future guidance from tax authorities. Statements about the firm’s Investment banking fees backlog and future advisory and capital market results are subject to the risk that advisory and capital market activity may not increase as the firm expects or that transactions may be modified or may not be completed at all, and related net revenues may not be realized or may be materially less than expected. Important factors that could have such a result include, for underwriting transactions, a decline or weakness in general economic conditions, changes in international trade policies, including the imposition of tariffs, an outbreak or worsening of hostilities, volatility in the securities markets or an adverse development with respect to the issuer of the securities and, for financial advisory transactions, a decline in the securities markets, an inability to obtain adequate financing, an adverse development with respect to a party to the transaction or a failure to obtain a required regulatory approval. Statements regarding the firm’s planned 2025 benchmark debt issuances are subject to the risk that actual issuances may differ, possibly materially, due to changes in market conditions, business opportunities or the firm’s funding needs. Statements about the proposed or pending sales of Asset & Wealth Management historical principal investments are subject to the risks that buyers may not bid on these assets or bid at levels, or with terms, that are unacceptable to the firm, and that the performance of these investments may deteriorate as a result of the proposed and pending sales, and statements about the process to transition the GM credit card program are subject to the risk that a transaction may not close on the anticipated timeline or at all. 12

Footnotes

Goldman Sachs

1. Annualized return on average common shareholders' equity (ROE) is calculated by dividing annualized net earnings applicable to common shareholders by average monthly common shareholders' equity. Annualized return on average tangible common shareholders' equity (ROTE) is calculated by dividing annualized net earnings applicable to common shareholders by average monthly tangible common shareholders' equity. Tangible common shareholders' equity is calculated as total shareholders' equity less preferred stock, goodwill and identifiable intangible assets. Tangible book value per common share (TBVPS) is calculated by dividing tangible common shareholders' equity by basic shares. Management believes that tangible common shareholders' equity and TBVPS are meaningful because they are measures that the firm and investors use to assess capital adequacy and that ROTE is meaningful because it measures the performance of businesses consistently, whether they were acquired or developed internally. Tangible common shareholders' equity, ROTE and TBVPS are non-GAAP measures and may not be comparable to similar non-GAAP measures used by other companies.

   The table below presents a reconciliation of average and ending common shareholders' equity to average and ending tangible common shareholders' equity:

	AVERAGE FOR THE		AS OF		
Unaudited, $ in millions	THREE MONTHS ENDED JUNE 30, 2025	SIX MONTHS ENDED JUNE 30, 2025	JUNE 30, 2025	MARCH 31, 2025	DECEMBER 31, 2024
Total shareholders' equity	$ 123,849	$ 123,502	$ 124,096	$ 124,300	$ 121,996
Preferred stock	(15,153)	(14,882)	(15,153)	(15,153)	(13,253)
Common shareholders' equity	108,696	108,620	108,943	109,147	108,743
Goodwill	(5,922)	(5,893)	(5,952)	(5,886)	(5,853)
Identifiable intangible assets	(874)	(860)	(888)	(854)	(847)
Tangible common shareholders' equity	$ 101,900	$ 101,867	$ 102,103	$ 102,407	$ 102,043

2. Dealogic – January 1, 2025 through June 30, 2025.

3. For information about the following items, see the referenced sections in Part I, Item 2 "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the firm's Quarterly Report on Form 10-Q for the period ended March 31, 2025: (i) Investment banking fees backlog – see "Results of Operations – Global Banking & Markets," (ii) assets under supervision (AUS) – see "Results of Operations – Asset & Wealth Management – Assets Under Supervision," (iii) efficiency ratio – see "Results of Operations – Operating Expenses," (iv) basic shares – see "Balance Sheet and Funding Sources – Balance Sheet Analysis and Metrics," (v) share repurchase program – see "Capital Management and Regulatory Capital – Capital Management" and (vi) global core liquid assets – see "Risk Management – Liquidity Risk Management."

   For information about the following items, see the referenced sections in Part I, Item 1 "Financial Statements (Unaudited)" in the firm's Quarterly Report on Form 10-Q for the period ended March 31, 2025: (i) interest-earning assets – see "Statistical Disclosures – Distribution of Assets, Liabilities and Shareholders' Equity" and (ii) risk-based capital ratios and the supplementary leverage ratio – see Note 20 "Regulation and Capital Adequacy."

   Represents a preliminary estimate for the second quarter of 2025 for the firm's assets under supervision, capital ratios, risk-weighted assets, supplementary leverage ratio, balance sheet data and global core liquid assets. These may be revised in the firm's Quarterly Report on Form 10-Q for the period ended June 30, 2025.

4. Includes selected items that the firm has sold or is selling related to the narrowing of the firm's ambitions in consumer-related activities and related to the transitioning of Asset & Wealth Management to a less capital-intensive business.

   Net earnings reflects the 2Q25 and 2Q25 YTD effective income tax rate for the respective segment of each item.

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Footnotes - Continued 5. Includes consolidated investment entities (CIEs) and other legacy investments the firm intends to exit over the medium term (medium term refers to a 3-5 year time horizon from year-end 2022). The 2Q25 YTD average attributed equity for historical principal investments was $3.8 billion. 6. Consists of AUS, brokerage assets and Marcus deposits. 7. Other on-balance sheet alternative investments include tax credit investments (accounted for under the proportional amortization method of accounting) of $3.3 billion and CIEs, which held assets (generally accounted for at historical cost less depreciation) of $1.6 billion, both as of June 30, 2025. The assets held by CIEs were funded with liabilities of $0.8 billion as of June 30, 2025, which are substantially all nonrecourse, thereby reducing the firm’s equity at risk. Substantially all of the firm’s CIEs are engaged in commercial real estate investment activities. 8. Includes approximately $0.1 billion of investments that were transferred from historical principal investments to client co-invest. 9. Following feedback from the Federal Reserve, the firm expects its SCB requirement will be 3.4%, resulting in a Standardized CET1 ratio requirement of 10.9%, effective October 1, 2025. The Federal Reserve will provide the firm’s final SCB requirement by August 31, 2025. These results and the effective date may be subject to further changes pending the finalization of the Federal Reserve’s outstanding proposal on SCB averaging. In addition, the Federal Reserve disclosed that the firm’s current SCB from the CCAR 2024 test had been reduced by 10 basis points to 6.1%, resulting in a current Standardized CET1 ratio requirement of 13.6%. 14